Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	VP, Investor Relations (949) 833-8252 Ext. 123
js@tnpre.com
TNP Strategic Retail Trust Authorizes
Increased Monthly Distribution to Common Shareholders
IRVINE, Calif., (May 17, 2010) — TNP Strategic Retail Trust, Inc. (the “Company”), a publicly offered, non-traded real estate investment trust that invests in grocery anchored, multitenant retail properties, announced today that its board of directors has authorized an increase in its monthly cash distribution from $0.05625 to $0.05833 per common share, contingent upon the closing of the Company’s acquisition of the Waianae Mall property. The new monthly distribution amount represents an annualized distribution of $0.70 per share of common stock and is expected to begin in the calendar month following the month in which the closing of the Waianae Mall property occurs.
About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a publicly offered, non-traded real estate investment trust that invests in grocery anchored, multitenant retail properties, located primarily in the Western United States, and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate.
About Thompson National Properties, LLC
Thompson National Properties, LLC provides real estate investment opportunities and asset management to high net worth domestic, foreign, individual and institutional investors. As of May 17, 2010, Thompson National Properties manages a portfolio of 134 commercial properties, in 31 states totaling more than 17.1 million square feet, on behalf of over 3,500 investor/owners with an overall cost of $2.3 billion. For more information regarding Thompson National Properties, please visit www.tnpre.com.
Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to more-more-more-more
Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com

differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Company’s ability to satisfy the Waianae Mall loan assumption requirements to obtain final loan assumption approval, its ability to raise funds necessary to close the Waianae Mall acquisition, volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and the Company’s access to capital markets; the ability to identify, successfully compete for and complete acquisitions of real estate investments; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
###
Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com